Exhibit 99.1

J. C. PENNEY COMPANY, INC. REPORTS APRIL SALES RESULTS

Company Now Sees First Quarter Earnings of Approximately $0.24 Per Share

PLANO, Texas (May 5, 2011) -- J. C. Penney Company, Inc. (NYSE:JCP) reported today that its comparable store sales for the four-week period ended April 30, 2011, increased 6.4 percent over last year.  Women’s and children’s apparel reported the strongest results in April, followed by men’s apparel.  The Company’s results were driven by the continued success of its growth initiatives, including Liz Claiborne®, Claiborne®, and Call it Spring® by The ALDO Group, as well as the value offered through jcpenney’s power private brands such as Worthington®, Arizona® and St. John’s Bay®.

Geographically, the southeast was the top performing region of the country.  Throughout the month, sales and traffic in several regions were impacted by unseasonable and adverse weather trends.

As anticipated, total company sales were approximately 300 basis points below comparable store sales, and increased 3.4 percent for the month.

Preliminary April Sales Summary
($ in millions)

	Total Company Sales		% Increase/(Decrease)
	for period ended		Total Sales		Comp Stores
	Apr. 30,	May 01,
	2011	2010	2011	2010	2011	2010

4 Weeks	$ 1,261	$ 1,219	3.4	(3.7)	6.4	(3.3)

13 Weeks	$ 3,943	$ 3,929	0.4	1.2	3.8	1.3

First  Quarter Earnings Outlook

Due to the Company’s overall performance during the quarter, management now expects first quarter earnings to be approximately $0.24 per share, including previously announced non-comparable items.  (This also includes $0.01 per share of restructuring charges related to the initial phase of the streamlining of the Company’s supply chain operations, offset by a $0.01 per share benefit from the Company’s share repurchase program commenced in March 2011.)  The Company had previously expected earnings to be in the range of $0.18 to $0.23 per share.

The Company will report its 2011 first quarter results prior to the opening of the market on Monday, May 16, 2011.  Management will host a live conference call and real-time webcast beginning at 9:30 a.m. ET to discuss the Company’s results, as well as provide updated expectations for 2011, including guidance for the second quarter.

To access the conference call, please dial (877) 407-0778, or (201) 689-8565 for international callers, and reference the JCPenney First Quarter Earnings Conference Call.  Access to the 2011 first quarter conference call is open to the press and general public in a listen only mode.  The telephone playback will be available for two days beginning approximately two hours after the conclusion of the call by dialing (877) 660-6853, account code 286, and conference ID number 372207.  The live webcast may be accessed via JCPenney’s Investor Relations page at jcpenney.net, or on streetevents.com (for subscribers) or investorcalendar.com.  Replays of the webcast will be available for up to 90 days after the event.

Today’s Sales Conference Call Recording (8:30 a.m. ET) -- (877) 793-7778

For further information, contact:

Investor Relations
Kristin Hays and Angelika Torres; (972) 431-5500
jcpinvestorrelations@jcpenney.com

Media Relations
Darcie Brossart (972) 431-3400
jcpcorpcomm@jcpenney.com

Corporate Website
www.jcpenney.net

About J. C. Penney Company, Inc.
J. C. Penney Company, Inc., one of America's leading retailers, operates over 1,100 jcpenney department stores throughout the United States and Puerto Rico, as well as one of the largest apparel and home furnishing sites on the Internet, jcp.com. Serving more than half of America’s families each year, the jcpenney brand offers a wide array of private, exclusive and national brands which reflect the Company’s vision to be America’s shopping destination for discovering great styles at compelling prices. Traded as “JCP” on the New York Stock Exchange, the $17.8 billion retailer is transforming its organization to support its Long Range Plan strategies to build a sustainable, profitable enterprise that serves its customers, engages its associates and rewards its shareholders.  For more information visit, www.jcpenney.net.

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which reflect the Company's current views of future events and financial performance, involve known and unknown risks and uncertainties that may cause the Company's actual results to be materially different from planned or expected results. Those risks and uncertainties include, but are not limited to, general economic conditions, including inflation, recession, unemployment levels, consumer spending patterns, credit availability and debt levels, changes in store traffic trends, the cost of goods, trade restrictions, changes in tariff, freight and shipping rates, changes in the cost of fuel and other energy and transportation costs, increases in wage and benefit costs, competition and retail industry consolidations, interest rate fluctuations, dollar and other currency valuations, the impact of weather conditions, risks associated with war, an act of terrorism or pandemic, and a systems failure and/or security breach that results in the theft, transfer or unauthorized disclosure of customer, employee or Company information.  Please refer to the Company's most recent Form 10-K and subsequent filings for a further discussion of risks and uncertainties. Investors should take such risks into account when making investment decisions. We do not undertake to update these forward-looking statements as of any future date.

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